Exhibit 10.3.7
SUPPLEMENTAL INDENTURE
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of 20 December 2007, among SIG Schweizerische Industrie-Gesellschaft AG, a Swiss company limited by shares (Aktiengesellschaft) organised under the laws of Switzerland having its business address at Industrieplatz, CH-8212 Neuhausen am Rheinfall, Switzerland which is registered in the commercial register (Handelsregister) of the Canton of Schaffhausen under CH-290 3 004 148-4 (the “New Subordinated Guarantor”), BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A. (or its successor), a Luxembourg public limited liability company (société anonyme), having its registered office at 6, Parc d’Activités Syrdall, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under the number B129.914 (the “Issuer”) and The Bank of New York, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H :
     WHEREAS the Issuer has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of June 29, 2007, providing for the issuance of the Issuer’s 9 1/2% Senior Subordinated Notes due 2017 (the “Securities”), initially in the aggregate principal amount of €420,000,000;
     WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Subordinated Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subordinated Guarantor shall unconditionally guarantee all the Issuer’s Obligations under the Securities and the Indenture pursuant to a Subordinated Guarantee on the terms and conditions set forth herein; and
     WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture;
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subordinated Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:
     1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof”

and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
     2. Agreement to Guarantee. The New Subordinated Guarantor hereby agrees, jointly and severally with all existing Subordinated Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article X and Article XI of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Subordinated Guarantor under the Indenture, provided always that the New Subordinated Guarantor shall:
(a)	only be liable to Holders under the Indenture or any other Credit Agreement Documents in relation to guaranteed obligations of the Issuer, other than the New Subordinated Guarantor’s own obligations or obligations of one of the New Subordinated Guarantor’s Subsidiaries, to the extent such obligations do not constitute a repayment of capital (Einlagerueckgewaehr), a violation of the legally protected reserves (gesetzlich geschuetzte Reserven) or a payment of a (constructive) dividend prohibited by the Swiss Federal Code of Obligations by the New Subordinated Guarantor and in the maximum amount of its profits available for the distribution of dividends at the point in time the New Subordinated Guarantor’s obligations fall due (being the balance sheet profits and any free reserves made for this purpose, in each case in accordance with the relevant Swiss law);

(b)	for such payments procure to pass a shareholders’ resolutions for the distribution of dividends in accordance with the relevant provisions of the Swiss Federal Code of Obligations being in force at that time; (currently the profits available for the distribution of dividends as described above must be determined based on an audited balance sheet and such shareholders’ resolution must be based on an auditors report approving the proposed distribution of dividends); and

(c)	deduct from such payments Swiss Anticipatory Tax (withholding tax) at the rate of 35% (or such other rate as in force from time to time) and subject to any applicable double taxation treaty and/or agreements entered into with the Swiss Federal Tax administration:
(i)	pay such deduction to the Swiss Federal Tax Administration; and

(ii)	give evidence to the respective beneficiary or beneficiaries (as the same may be) of such deduction in accordance with Section 4.15 of the Indenture.

(iii)	but to the extent such a deduction is made not be obliged to gross-up pursuant to Section 4.15 of the Indenture if as a result of such gross-up the aggregate amounts paid to the beneficiary or beneficiaries (as the same may be) and the Swiss Federal Tax administration exceed the maximum amount of its profits available for the distribution of dividends.
     3. Notices. All notices or other communications to the New Subordinated Guarantor shall be given as provided in Section 13.02 of the Indenture.
     4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
     5. Governing Law and Jurisdiction. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. The Issuer and the New Subordinated Guarantor irrevocably and unconditionally:
(a)	agree that any legal suit, action or proceeding against the Issuer or the New Subordinated Guarantor arising out of or based upon this Supplemental Indenture, the Indenture, the Securities or any Subordinated Guarantee or the transactions contemplated hereby may be instituted in any U.S. Federal or state court in the Borough of Manhattan, The City of New York, and courts of its own corporate domicile to the extent it is a defendant; and
(b)	waive, to the fullest extent they may effectively do so, any objection which they may now or hereafter have to the laying of venue of any such proceeding.
     6. Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the New Subordinated Guarantor. Furthermore, the Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
     7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SIG SCHWEIZERISCHE INDUSTRIE-GESELLSCHAFT AG,
By:	/s/ Cindi Lefari
	Name:	Cindi Lefari
Title:

By:	/s/ Sarah Snow
	Name:	Sarah Snow
Title:

THE BANK OF NEW YORK, as Trustee,
By:	/s/ Mark Elsom
	Name:	Mark Elsom
	Title:	Assistant Vice President

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A.,
By:	/s/ Sarah Snow
	Name:	Sarah Snow
Title:

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